EXHIBIT 11

                         Independent Auditors' Consent

The Board of Directors
The Infinity Mutual Funds, Inc. -- The AmeriStar Mutual Funds:
                                   ---------------------------

     We consent to the reference to our firm under the heading "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information.


                             KPMG Peat Marwick LLP

Columbus, Ohio